UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):  April 1, 2025

HYPERSCALE DATA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12711	94-1721931
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11411 Southern Highlands Parkway, Suite 240, Las Vegas, NV 89141

(Address of principal executive offices) (Zip Code)

(949) 444-5464

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	GPUS	NYSE American
13.00% Series D Cumulative Redeemable Perpetual Preferred Stock, par value $0.001 per share	GPUS PD	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 31, 2025 (the “Execution Date”), Hyperscale Data, Inc., a Delaware corporation (the “Company”) entered into a Securities Purchase Agreement (the “Agreement”) with SJC Lending LLC, a Delaware limited liability company (“SJC”), pursuant to which the Company agreed to sell to SJC up to 50,000 shares of Series B convertible preferred stock (the “Series B Convertible Preferred Stock”), which are convertible into the Company’s Class A common stock, par value $0.001 per share (the “Common Stock”) for a total purchase price of up to $50,000,000.00 (the “Preferred Transaction”).

The consummation of the transactions contemplated by the Agreement, specifically the conversion of the Series G Convertible Preferred Stock in an aggregate number in excess of 19.99% on the execution date of the Agreement, are subject to various customary closing conditions as well as regulatory and Stockholder Approval (as hereinafter defined).

The Agreement contains customary termination provisions for the Purchaser under certain circumstances, and the Agreement shall automatically terminate if the closing has not occurred prior to June 30, 2025, though such date may be extended by SJC as set forth in the Agreement. The Agreement provides that the Financing may be conducted through up to forty-nine (49) closings.

The material terms of the Agreement and the Series B Convertible Preferred Stock are summarized below.

Description of the Agreement

Holders of the Series B Preferred Stock are entitled to written notice of stockholder meetings or written consents, along with related materials and information, in accordance with the Company’s Bylaws and the Delaware General Corporation Law.

The Agreement provides that the Preferred Transaction shall be conducted through forty-nine (49) separate Tranche Closings, provided, however, that the Investor has the ability, exercisable in its sole discretion, to purchase any number of shares of Series B Preferred Stock prior to the dates of the Tranche Closings provided for in the Agreement. Pursuant to the Agreement, the initial Tranche Closing, which will close promptly after SJC has converted out of certain convertible notes that it holds, will consist of the sale and issuance to SJC of two thousand (2,000) shares of Series B Preferred Stock for an aggregate of Two Million Dollars ($2,000,000) (the “Initial Tranche Closing”).

Pursuant to the Agreement, SJC, provided certain closing conditions have been met, including that all underlying shares of Class A Comon Stock shall have been registered for resale under the Securities Act of 1933, as amended (the “Securities Act”), shall purchase up to four thousand, eight hundred (4,800) shares of Series B Preferred Stock on a monthly basis, with SJC being required to purchase one thousand (1,000) shares per month (each, a “Subsequent Tranche Closing”) until all shares of Series B Preferred Stock have been issued and sold to SJC.

Commencing on the Execution Date and continuing for a period of ninety (90) days thereafter, neither the Company nor any subsidiary thereof shall issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or instruments convertible into, exercisable or exchangeable for such shares of Common Stock, with certain exceptions.

Additionally, commencing on the Execution Date and continuing for a period of one (1) year thereafter, the Company shall be prohibited from entering into a variable rate transaction.

From the Execution Date and continuing until the date that is two (2) years therefrom, SJC shall have a right of first refusal with respect to any investment proposed to be made by any individual or entity for each and every future public or private equity offering, including a debt instrument convertible into equity of the Company during such period.

The Agreement contains customary representations, warranties and agreements by the Company, obligations of the parties, termination provisions and closing conditions. The representations, warranties and covenants contained in the Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

Description of the Series B Preferred Stock

Conversion Rights

Each share of Series B Preferred Stock has a stated value of $1,000.00 and is convertible into shares of Common Stock (the “Conversion Shares”) at a at a conversion price equal the lesser of a 25% discount to the Company’s Volume Weighted Average Price during the five trading days immediately prior to (A) the Execution Date or (B) the date of conversion into shares of Common Stock, but not greater than $10.00 per share (the “Maximum Price”), which Maximum Price shall be adjusted for stock dividends, stock splits, stock combinations and other similar transactions (the “Conversion Price”). Notwithstanding the foregoing, in no event shall the Series B Preferred Stock be convertible at less than $0.40 (the “Floor Price”). The Conversion Price is subject to adjustment in the event of an issuance of Common Stock at a price per share lower than the Conversion Price then in effect, as well as upon customary stock splits, stock dividends, combinations or similar events. The Floor Price will under no circumstances be adjusted for stock dividends, stock splits, stock combinations or similar transactions.

Voting Rights

The holders of the Series B Preferred Stock are entitled to vote with the Common Stock as a single class on an as-converted basis, subject to applicable law provisions of the Delaware General Corporation Law and the NYSE American (at times referred to as the “Exchange”), provided however, that for purposes of complying with Exchange regulations, the conversion price, for purposes of determining the number of votes the holder of Series B Convertible Preferred Stock is entitled to cast, shall not be lower than $2.44 (the “Voting Floor Price”), which represents the closing sale price of the Common Stock on the trading day immediately prior to the Execution Date. The Voting Floor Price shall be adjusted for stock dividends, stock splits, stock combinations and other similar transactions.

Dividend Rights

The holders of Series B Convertible Preferred Stock are entitled to cumulative cash dividends at an annual rate of 15%, or $150.00 per share, based on the stated value per share. Dividends shall accrue from the date of the Initial Tranche Closing, for as long as any shares of Series B Preferred Stock remain issued and outstanding and are payable monthly in arrears. For the first two years, the Company may elect to pay the dividend amount in Common Stock (the “PIK Shares”) rather than cash, with the number of shares of Common Stock issued at the Conversion Price at the date that the dividend payment is due. Dividends will accrue regardless of the Company’s earnings or funds availability and will not exceed the full cumulative dividends.

Liquidation Rights

In the event of liquidation, dissolution, or winding up of the Company, the holders of Series B Preferred Stock have a preferential right to receive an amount equal to the stated value per share of Series B Preferred Stock before any distribution to other classes of capital stock, provided, however, that it ranks on a pari passu basis with the Series C Preferred Stock and the Series G Preferred Stock. If the assets are insufficient, the distribution will be prorated among the holders of Series B Preferred Stock, Series C Preferred Stock and Series G Preferred Stock. The remaining assets will be distributed pro rata to the holders of outstanding Capital Stock and all holders of Series B Preferred Stock as if they had converted their Series B Preferred Stock into Common Stock. The Series B Preferred Stock rank senior over other classes of preferred stock, including the Series A, D, E and F Preferred Stock. Additionally, any transaction that constitutes a change of control transaction shall be deemed to be a liquidation under the Certificate of Designation of the Preferences, Rights and Limitations of Series B Convertible Preferred Stock (the “Series B Certificate of Designation”).

The Company may not issue Conversion Shares to the extent such issuances would result in an aggregate number of shares of Common Stock exceeding 19.99% of the total shares of Common Stock issued and outstanding as of the Execution Date, in accordance with the rules and regulations of the Exchange unless the Company first obtains stockholder approval (the “Stockholder Approval”). Pursuant to the Agreement and as required by the Exchange, the Company agreed to file a proxy statement to obtain the Stockholder Approval.

The foregoing descriptions of the Agreement, the Certificate of Designations of the Series B Preferred Stock and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the Agreement filed as Exhibit 10.1, and the Certificate of Designations of the Series B Preferred Stock and the Registration Rights Agreement, copies of which are filed as Exhibits 3.1 and 10.2 hereto and are incorporated herein by reference.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference to this Item 3.02. The Series B Convertible Preferred Stock described in this Current Report on Form 8-K was offered and issued to SJC in reliance upon exemption from the registration requirements under Section 4(a)(2) under the Securities Act of 1933, as amended.

ITEM 7.01	REGULATION FD DISCLOSURE.

On April 1, 2025, the Company issued a press release announcing the execution of the Agreement. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.

In accordance with General Instruction B.2 of Form 8-K, the information under this item shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing. This report will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

The Securities and Exchange Commission encourages registrants to disclose forward-looking information so that investors can better understand the future prospects of a registrant and make informed investment decisions. This Current Report on Form 8-K and exhibits may contain these types of statements, which are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and which involve risks, uncertainties and reflect the Registrant’s judgment as of the date of this Current Report on Form 8-K. Forward-looking statements may relate to, among other things, operating results and are indicated by words or phrases such as “expects,” “should,” “will,” and similar words or phrases. These statements are subject to inherent uncertainties and risks that could cause actual results to differ materially from those anticipated at the date of this Current Report on Form 8-K. Investors are cautioned not to rely unduly on forward-looking statements when evaluating the information presented within.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits:

Exhibit No.	Description
3.1	Certificate of Designations of Preferences, Rights and Limitations of Series G Convertible Preferred Stock.

10.1	Securities Purchase Agreement, dated March 31, 2025.

10.2	Registration Rights Agreement, dated March 31, 2025.

99.1	Press Release issued on April 1, 2025.

101	Pursuant to Rule 406 of Regulation S-T, the cover page is formatted in Inline XBRL (Inline eXtensible Business Reporting Language).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYPERSCALE DATA, INC.

Dated: April 1, 2025	/s/ Henry Nisser
Henry Nisser President and General Counsel